EX-99.23.i.ii

    THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON WASHINGTON, D.C.
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         HINE




January 30, 2002

AmeriPrime Advisors Trust
1793 Kingwood Drive
Southlake, Texas 76092

     Re: AmeriPrime Advisors Trust, File Nos. 333-85083 and 811-09541

Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 28 to the AmeriPrime Advisors Trust Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 32 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,

                                                              /s/

                                                              Thompson Hine LLP